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                                                                    Exhibit 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of IntraNet Solutions, Inc., formerly known as MacGregor Sports & Fitness, Inc. (the "Company"), on Form S-8 of our report dated November 30, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB of the Company for the year ended July 31, 1995, which is part of this Registration Statement.







GELFOND HOCHSTADT PANGBURN & CO.


Denver, Colorado
September 3, 1996



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